7 de março de 2014

Desenvolvimento de carbono, Inc.
Attn: Sr. Christopher Abi
2158 45th street, #611
Highland, IN 46322 EUA

Re: Carbono Development Inc., credor atenção Sr. G. Deroos

Senhores:

Eu, Marli Mantovani Garrigos passaporte FE735995 e minha procuradora Lindaselva Luiza Ferreira passaporte FH568869 assinamos um acordo de joint-venture com Carbono Development, Inc. A este respeito, eu entreguei os originais LTN nota brasileira laços ao Carbono Desenvolvimento Inc, para ser usado como garantia para loan(s). Essas correntes estão agora no controle exclusivo, direção e ordem de Carbono Development Inc. A joint-venture, irrevogavelmente concedido Carbono Development Inc., o direito de atribuir, transferir, conceder e comprometer a LTN nota brasileira títulos como garantia para emprestadores para empréstimos que Carbono Development Inc., irá organizar com um emprestadores. A este respeito, o credor terá um penhor de primeira prioridade, segurança aperfeiçoada interesse pelos laços LTN nota brasileira que incluirá tudo subjacentes instrumentos e certificados que representam os títulos brasileiros de nota LTN conforme previsto na legislação aplicáveis, as receitas respectivas, as distribuições respectivas, os lucros dos mesmos e os direitos e privilégios.

Carbono Development Inc. irá organizar um SWIFT MT542 de um banco para incluir esse correspondente do banco para transferir electronicamente a LTN nota brasileira títulos à ordem do credor.

Entre em contato com Carbono Desenvolvimento Inc, Christopher Abi para detalhes, sincronismo e taxas aplicáveis.



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Marli Mantovani Garrigos/passaporte FE735995



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Lindaselva Luiza Ferreira/passaporte FH568869